                                                                 EXHIBIT 23.1
                                                                 ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We have issued our report dated April 12, 1996, accompanying the consolidated financial statements of Ensec International, Inc. included in the Registration Statement on Form SB-2 (File No. 333-06223, effective September 25, 1996). We hereby consent to the incorporation by reference of said report in the Registration Statement of Ensec International, Inc. on Form S-8 (File No. 333-______).


  GRANT THORNTON LLP



  Fort Lauderdale, Florida
  January 20, 1997